Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(6,691,450)
Unrealized Gain (Loss) on Market Value of Commodity Futures	16,021,100
Dividend Income	226,298
Interest Income	156,906
ETF Transaction Fees	1,050
Total Income (Loss)	$9,713,904

Expenses
General Partner Management Fees	$69,897
Professional Fees	27,958
Brokerage Commissions	7,628
Directors' Fees and insurance	1,371
Total Expenses	$106,854
Net Income (Loss)	$9,607,050

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/25	$103,793,477
Additions (100,000 Shares)	3,040,465
Withdrawals ((50,000) Shares)	(1,611,891)
Net Income (Loss)	9,607,050

Net Asset Value End of Month	$114,829,101
Net Asset Value Per Share (3,600,000 Shares)	$31.90

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596